Vanderkam & Sanders
                               440 Louisiana, #475
                                Houston, TX 77002
                               713-547-8900 phone
                             713-547-8910 facsimile

October 16, 2001


The Bauer Partnership, Inc.
6975 Union Park Suite 600
Midvale, Utah 84047

Re:      Form S-8 Registration Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of the Bauer Partnership, Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     1. 1,500,000 shares of common stock, $.001 par value (the "Shares") issuable pursuant to the following:
          a.) Consulting agreement dated September 26, 2001 with Global Funding Group
          b.)  Consulting  agreement  dated  September  26,  2001  with G.  Reed
               Petersen
          c.)  Consulting agreement dated September 26, 2001 with Hank Vanderkam

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                             Sincerely,
                                             VANDERKAM & SANDERS


                                             /s/ Vanderkam & Sanders